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                                                                     EXHIBIT 2.2


               OMITTED SCHEDULES TO THE STOCK PURCHASE AGREEMENT
              AMONG E.F. BURLINGHAM & SONS, G.W BURLINGHAM'S, INC.
                 GREG MCCARTHY, DOUG POPE AND AGRIBIOTECH, INC.

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Exhibits                              Description
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
Exhibit 3(c)        Form of Employment and Non-Competition Agreement
Exhibit 3(d)        Form of Stock Option Agreement
Exhibit 3(e)        Form of Option Agreement
Exhibit 4(g)        Financial Statements, 12/31/95, 12/31/96, 3/31/97
Exhibit 4(k)        Leases of Real Property
Exhibit 9(g)        Opinion of Counsel to Sellers and the Corporation
Exhibit 10(d)       Opinion of Counsel to Buyer

Schedules
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Schedule 4(aa)      Consents of Other Persons
Schedule 4(c)(i)    Legal Proceedings, Seller and/or Corporation as Party
Schedule 4(c)(ii)   Complaints, Claims, etc. from Customers, Purchasers, etc.
Schedule 4(c)(iii)  Claims Related to Products or Services
Schedule 4(d)       Encumbrances
Schedule 4(e)       Trademarks, Tradenames
Schedule 4(f)       Patents, PVPA Certificates, etc.
Schedule 4(h)       Material Adverse Changes
Schedule 4(k)       Real Property Owned or Leased; Personal Property Leased
Schedule 4(l)       Material Contracts
Schedule 4(p)       Pension & Profit Sharing Plan
Schedule 4(q)       Insurance Policies
Schedule 4(r)       Rights of Third Parties
Schedule 4(s)       Powers of Attorney
Schedule 4(w)       Compensation Plans
Schedule 4(x)       Governmental Licenses, Permits, etc.
Schedule 4(aa)      Guarantees by Sellers of Obligations of the Corporation
Schedule 4(bb)      Benefits
Schedule 6(b)       Indemnification
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Registrant will furnish to the Securities and Exchange Commission a copy of any
Schedule or Exhibit listed above upon request.